Exhibit 99.1

Contacts:

James E. Braun, Executive Vice President and Chief Financial Officer

MRC Global Inc.

Jim.Braun@mrcglobal.com

832-308-2845

Monica Schafer, Vice President Investor Relations

MRC Global Inc.

Monica.Schafer@mrcglobal.com

832-308-2847

MRC GLOBAL ANNOUNCES SECOND QUARTER 2013 RESULTS

Sales of $1.268 billion

Diluted EPS of $0.43 per share

Adjusted EBITDA of $98.9 million

Houston, TX – August 1, 2013 – MRC Global Inc. (NYSE: MRC), the largest global distributor, based on sales, of pipe, valves and fittings (PVF) and related products and services to the energy and industrial sectors, today announced second quarter 2013 results.

MRC’s sales of $1.268 billion in the second quarter of 2013 decreased 11% from the second quarter of 2012 due, in part, to a planned reduction in the Company’s lower margin oil country tubular goods (OCTG) business. OCTG represented 9% of total sales in the second quarter of 2013 compared to 14% of total sales in the second quarter of 2012. Continued weakness in the company’s line pipe product group within the midstream and upstream sectors also impacted sales.  Line pipe sales were $231.1 million for the second quarter of 2013 as compared to $294.4 million for the same period in 2012.

Net income for the second quarter of 2013 increased 13% to $43.9 million, or $0.43 per diluted share, compared to second quarter 2012 adjusted net income of $38.8 million, or $0.39 per diluted share, which excludes a $7.5 million after-tax ($0.07 per diluted share) charge related to the purchase and early retirement of a portion of MRC’s previously outstanding senior secured notes in 2012. Net income for the second quarter of 2012 was $31.3 million, or $0.32 per diluted share. The refinancing of the company’s senior secured notes in November 2012 contributed to lower interest expense in 2013.  Other items impacting net income in the second quarter of 2013 included a $13.6 million pre-tax foreign currency exchange loss due to weaker Australian and Canadian dollars as well as a $2.6 million favorable adjustment to the company’s deferred tax liabilities. Adjusted EBITDA was $98.9 million for the second quarter of 2013 compared to $123.6 million for the same period in 2012.

Andrew R. Lane, MRC’s chairman, president and chief executive officer, stated, “While our revenues reflect reduced upstream and midstream customer spending, primarily in the U.S., our efforts to improve operating margins and our fourth quarter 2012 debt refinancing actions to lower our interest costs are resulting in net income and earnings per share improvements. In addition, we are executing on our growth strategy through the previously announced acquisition of Flow Control Products in the Permian Basin and the announcement and implementation of new contracts with NiSource and Celanese during the quarter.”

MRC’s second quarter 2013 gross profit of $243.9 million improved to 19.2% of sales from $241.7 million, or 16.9% of sales, in the second quarter of 2012.  The increase in gross profit percentage reflected planned changes in product mix and other gross profit enhancement initiatives and included a $12.5 million pre-tax second quarter 2013 benefit resulting from the use of the last-in, first-out method of inventory cost accounting as compared to an $11.6 million pre-tax expense in the second quarter of 2012.

For the second quarter of 2013, selling, general and administrative expenses were $154.0 million compared to $151.2 million in the same period of 2012.  This increase was primarily attributable to the inclusion of expenses from the acquisition of Production Specialty Services, Inc. (PSS) in December 2012.

Sales by Segment

U.S. sales in the second quarter of 2013 were $975.2 million and reflected an expected decrease in OCTG revenues of $83.0 million from the second quarter of 2012.  Canadian sales in the second quarter of 2013 were $153.6 million, down 4% from the same quarter in 2012 due primarily to a longer spring break-up in 2013.  International sales in the second quarter of 2013 were $139.0 million and decreased 8% over the same period in 2012 reflecting weaker demand, particularly in parts of Australia that have experienced reduced customer spending in the mining and oil and gas sectors.

Sales by Sector

Upstream sales in the second quarter of 2013 declined 17% from the second quarter of 2012 to $542.4 million, or 43% of sales, attributable to the planned reduction in OCTG revenue and reduced customer spending during the quarter, slightly offset by the acquisition of PSS and Chaparral Supply, LLC, which together contributed $41 million of revenue in the second quarter of 2013.

Midstream sales in the second quarter of 2013 decreased 5% from the second quarter of 2012 to $375.9 million, or 30% of sales.  Spending from the company’s transmission customers declined but was slightly offset by an increase in spending from the company’s gas utility customers.

Downstream sales in the second quarter of 2013 decreased 7% from the second quarter of 2012 to $349.5 million, or 27% of sales. Lower sales in the downstream sector were primarily attributable to the company’s Australian operations, driven by a reduction in mining and oil and gas activities as well as the company’s European operations, which were impacted by weak economic conditions.

Updated Calendar Year 2013 Guidance

MRC’s expected full year 2013 results, excluding the impact of any future acquisitions, are as follows:

	Low	High
Revenue	$5,100 million	$5,300 million
Adjusted EBITDA	$385 million	$415 million
Diluted Earnings Per Share	$1.65	$1.85

Conference Call

The company will hold a conference call to discuss its second quarter 2013 results at 10:00 a.m. Eastern (9:00 a.m. Central) on August 2, 2013.  To participate in the call, dial (480) 629-9645 and ask for the MRC Global conference call at least 10 minutes prior to the start time. To access it live over the Internet, please log onto the web at http://www.mrcglobal.com and go to the “Investor Relations” page of the company’s website at least fifteen minutes early to register, download and install any necessary audio software. For those who cannot listen to the live call, a replay will be available through August 16, 2013 and may be accessed by dialing (303) 590-3030 and using passcode

4624702#. Also, an archive of the webcast will be available shortly after the call at http://www.mrcglobal.com for 90 days.

About MRC Global Inc.

Headquartered in Houston, Texas, MRC, a Fortune 500 company, is the largest global distributor, based on sales, of pipe, valves and fittings (PVF) and related products and services to the energy and industrial sectors and supplies these products and services across each of the upstream, midstream and downstream sectors.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Words such as “will,” “expect,” “expected” and similar expressions are intended to identify forward-looking statements.

Statements about the company’s business, including its strategy, its industry, the company’s future profitability, the company’s guidance on its revenue, adjusted EBITDA and diluted earnings per share in 2013, growth in the company’s various markets and the company’s expectations, beliefs, plans, strategies, objectives, prospects and assumptions are not guarantees of future performance.  These statements involve known and unknown risks, uncertainties and other factors that may cause the company’s actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements.  These risks and uncertainties include (among others) decreases in oil and natural gas industry expenditure levels, which may result from decreased oil and natural gas prices or other factors; increased usage of alternative fuels, which may negatively affect oil and natural gas industry expenditure levels; U.S. and international general economic conditions; the company’s ability to compete successfully with other companies in MRC’s industry; the risk that manufacturers of the products the company distributes will sell a substantial amount of goods directly to end users in the industry sectors the company serves;  unexpected supply shortages;  cost increases by the company’s suppliers; the company’s lack of long-term contracts with most of its suppliers; increases in customer, manufacturer and distributor inventory levels;  suppliers’ price reductions of products that the company sells, which could cause the value of the company’s inventory to decline;  decreases in steel prices, which could significantly lower MRC’s profit;  increases in steel prices, which the company may be unable to pass along to its customers which could significantly lower its profit; the company’s lack of long-term contracts with many of its customers and the company’s lack of contracts with customers that require minimum purchase volumes;  changes in the company’s customer and product mix;  risks related to the company’s customers’ creditworthiness; the potential adverse effects associated with integrating acquisitions into the company’s business and whether these acquisitions will yield their intended benefits;  the success of the company’s acquisition strategies; the company’s significant indebtedness;  the dependence on the company’s subsidiaries for cash to meet its debt obligations;  changes in the company’s credit profile;  a decline in demand for certain of the products the company distributes if import restrictions on these products are lifted; environmental, health and safety laws and regulations and the interpretation or implementation thereof; the sufficiency of the company’s insurance policies to cover losses, including liabilities arising from litigation;  product liability claims against the company;  pending or future asbestos-related claims against the company;  the potential loss of key personnel;  interruption in the proper functioning of the company’s information systems;  loss of third-party transportation providers;  potential inability to obtain necessary capital;  risks related to adverse weather events or natural disasters; impairment of our goodwill or other intangible assets;  changes in tax laws or adverse positions taken by taxing authorities in the countries in which the company operates;  adverse changes in political or economic conditions in the countries in which the company operates; exposure to U.S. and international laws and regulations, including the Foreign Corrupt Practices Act and the U.K. Bribery Act and other economic sanction programs;  risks relating to ongoing evaluations of internal controls required by Section 404 of the Sarbanes-Oxley Act;  the impact on us of the SEC’s move toward convergence with IFRS; and the occurrence of cyber security incidents. For a discussion of key risk factors, please see the risk factors disclosed in the company’s SEC filings, which are available on the SEC’s website at www.sec.gov and on the company’s website, www.mrcglobal.com.

Undue reliance should not be placed on the company’s forward-looking statements. Although forward-looking statements reflect the company’s good faith beliefs, reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which may cause the company’s actual results, performance or achievements or future events to differ materially from anticipated future results, performance or achievements or future events expressed or implied by such forward-looking statements. The company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except to the extent required by law.

MRC Global Inc.

Condensed Consolidated Balance Sheets (Unaudited)

(Dollars in thousands, except per share amounts)

	June 30,	December 31,
	2013	2012
Assets
Current assets:
Cash	$ 37,812	$ 37,090
Accounts receivable, net	801,772	823,236
Inventories, net	937,136	970,228
Other current assets	32,273	20,020
Total current assets	1,808,993	1,850,574

Other assets	34,490	37,031

Property, plant and equipment, net	118,100	122,458

Intangible assets:
Goodwill, net	608,393	610,392
Other intangible assets, net	718,810	749,272

	$ 3,288,786	$ 3,369,727

Liabilities and stockholders' equity
Current liabilities:
Trade accounts payable	$ 488,225	$ 438,344
Accrued expenses and other current liabilities	105,521	125,599
Deferred income taxes	82,777	79,661
Current portion of long-term debt	6,500	6,500
Total current liabilities	683,023	650,104

Long-term obligations:
Long-term debt, net	1,077,329	1,250,089
Deferred income taxes	246,603	261,448
Other liabilities	20,776	22,164

Commitments and contingencies

Stockholders' equity:

Common stock, $0.01 par value per share: 500,000 shares authorized, 101,703 and 101,563 issued and outstanding, respectively	1,017	1,016
Preferred stock, $0.01 par value per share; 100,000 shares authorized, no shares issued and outstanding	-	-
Additional paid-in capital	1,632,368	1,625,900
Retained deficit	(328,795)	(418,830)
Accumulated other comprehensive loss	(43,535)	(22,164)
	1,261,055	1,185,922
	$ 3,288,786	$ 3,369,727

MRC Global Inc.

Condensed Consolidated Statements of Income (Unaudited)

(Dollars in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2013	2012	2013	2012

Sales	$ 1,267,778	$ 1,430,379	$ 2,572,878	$ 2,813,011
Cost of sales	1,023,845	1,188,699	2,082,374	2,334,770
Gross profit	243,933	241,680	490,504	478,241

Selling, general and administrative expenses	153,975	151,189	314,732	297,573
Operating income	89,958	90,491	175,772	180,668

Other income (expense):
Interest expense	(15,223)	(30,727)	(30,525)	(64,444)
Loss on early extinguishment of debt	-	(11,424)	-	(11,424)
Write off of debt issuance costs	-	-	-	(1,685)
Change in fair value of derivative instruments	1,850	(1,200)	2,417	925
Other, net	(13,500)	575	(13,384)	2,322

Income before income taxes	63,085	47,715	134,280	106,362
Income tax expense	19,233	16,390	44,245	37,503
Net income	$ 43,852	$ 31,325	$ 90,035	$ 68,859

Basic earnings per common share	$ 0.43	$ 0.32	$ 0.89	$ 0.75
Diluted earnings per common share	$ 0.43	$ 0.32	$ 0.88	$ 0.75
Weighted-average common shares, basic	101,693	98,303	101,651	91,370
Weighted-average common shares, diluted	102,519	98,726	102,472	91,743

MRC Global Inc.

Condensed Consolidated Statements of Cash Flows (Unaudited)

(Dollars in thousands)

	Six Months Ended
	June 30,	June 30,
	2013	2012

Operating activities
Net income	$ 90,035	$ 68,859
Adjustments to reconcile net income to net cash provided
by (used in) operations:
Depreciation and amortization	11,162	8,550
Amortization of intangibles	26,028	24,756
Equity-based compensation expense	4,639	3,658
Deferred income tax benefit	(11,004)	(9,523)
Amortization of debt issuance costs	2,909	4,805
Write off of debt issuance costs	-	1,685
Loss on early extinguishment of debt	-	11,424
(Decrease) increase in LIFO reserve	(15,566)	18,500
Change in fair value of derivative instruments	(2,417)	(925)
Provision for uncollectible accounts	(864)	2,544
Foreign currency losses	13,441	1,509
Other non-cash items	247	64
Changes in operating assets and liabilities:
Accounts receivable	6,785	(63,523)
Inventories	27,024	(138,161)
Income taxes payable	(4,681)	(4,887)
Other current assets	(8,952)	(6,208)
Accounts payable	58,485	40,784
Accrued expenses and other current liabilities	(15,371)	(10,525)
Net cash provided by (used in) operations	181,900	(46,614)

Investing activities
Purchases of property, plant and equipment	(10,642)	(14,857)
Proceeds from the disposition of property, plant and equipment	227	1,910
Acquisitions, net of cash acquired	-	(89,893)
Other investment and notes receivable transactions	(374)	(2,988)
Net cash used in investing activities	(10,789)	(105,828)

Financing activities
Proceeds from the sale of common stock	-	333,422
Payments on revolving credit facilities	(994,207)	(1,335,305)
Proceeds from revolving credit facilities	827,548	1,294,773
Purchase of senior secured notes	-	(110,442)
Payments on long-term obligations	(3,250)	(31,456)
Debt issuance costs paid	(181)	(7,722)
Proceeds from exercise of stock options	1,634	20
Tax benefit on stock options	226	422
Other financing activities	(6)	-
Net cash (used in) provided by financing activities	(168,236)	143,712

Decrease in cash	2,875	(8,730)
Effect of foreign exchange rate on cash	(2,153)	2,598
Cash -- beginning of period	37,090	46,127
Cash -- end of period	$ 37,812	$ 39,995

Supplemental disclosures of cash flow information:
Cash paid for interest	$ 27,696	$ 58,959
Cash paid for income taxes	$ 59,569	$ 51,408

MRC Global Inc.

Supplemental Information (Unaudited)

Calculation of Adjusted EBITDA

(Dollars in millions)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2013	2012	2013	2012
Net income	$ 43.9	$ 31.3	$ 90.0	$ 68.9
Income tax expense	19.2	16.4	44.2	37.5
Interest expense	15.2	30.7	30.5	64.4
Loss on early extinguishment of debt	-	11.4	-	11.4
Write off of debt issuance costs	-	-	-	1.7
Depreciation and amortization	5.8	4.5	11.2	8.6
Amortization of intangibles	12.8	12.5	26.0	24.8
(Decrease) increase in LIFO reserve	(12.5)	11.6	(15.6)	18.5
Change in fair value of derivative instruments	(1.9)	1.2	(2.4)	(0.9)
Equity-based compensation expense	2.7	1.8	4.6	3.6
Foreign currency losses	13.6	2.2	13.4	1.5
Other expense (income)	0.1	-	0.8	(1.2)
Adjusted EBITDA	$ 98.9	$ 123.6	$ 202.7	$ 238.8

Note to above:

MRC defines Adjusted EBITDA as net income plus interest, income taxes, depreciation and amortization, amortization of intangibles, and certain other expenses (such as gain/losses on the early extinguishment of debt, changes in the fair value of derivative instruments and goodwill impairment) and plus or minus the impact of its LIFO inventory costing methodology.  The company presents Adjusted EBITDA because the company believes Adjusted EBITDA is a useful factor indicator of the company’s operating performance. Among other things, the company believes that Adjusted EBITDA is a useful indicator of the company’s operating performance because Adjusted EBITDA measures the company’s operating performance without regard to certain non-recurring, non-cash or transaction-related expenses.  Adjusted EBITDA, however, does not represent and should not be considered as an alternative to net income, cash flow from operations or any other measure of financial performance calculated and presented in accordance with U.S. generally accepted accounting principles (GAAP). Because Adjusted EBITDA does not account for certain expenses, its utility as a measure of the company’s operating performance has material limitations. Because of these limitations, the company does not view Adjusted EBITDA in isolation or as a primary performance measure and also uses other measures, such as net income and sales, to measure operating performance.  See the company's Annual Report filed on Form 10-K for a more thorough discussion of the use of Adjusted EBITDA.

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